SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement                    |_|   Confidential, For Use
                                                           of the Commission
                                                           Only (as permitted by
                                                           Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement

|_|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to Rule 14a-(11(c) or Rule 14a-12

                                   PDI, INC.
                (Name of Registrant as Specified in Its Charter)

    Name of Person(s) Filing Proxy Statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee required

                              [LETTERHEAD OF PDI]

                                                            Charles T. Saldarini
                                                  Vice Chairman of the Board and
                                                         Chief Executive Officer

June 17, 2003

Dear Stockholder:

      You are invited to attend the Annual Meeting of Stockholders of PDI, Inc. to be held on July 15, 2003, at 10:30 A.M., Eastern time, at the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey 07495.

      At this year's meeting you will be asked to elect three directors and to ratify the selection of the Company's independent auditors. The accompanying Notice of Meeting and Proxy Statement describe these proposals. We urge you to read this information carefully.

      Your Board of Directors unanimously believes that the election of its nominees for directors and the ratification of its selection of independent auditors are in the best interests of PDI and its stockholders, and, accordingly, recommends a vote FOR the election of the three nominees for directors to serve until the 2006 Annual Meeting of Stockholders and FOR the ratification of the Board's appointment of PricewaterhouseCoopers as independent auditors for the 2003 fiscal year.

      In addition to the formal business to be transacted at the Annual Meeting, management will make a presentation on developments of the past year and respond to comments and questions of general interest to stockholders. I personally look forward to greeting those PDI stockholders able to attend the meeting.

      Whether or not you plan to attend the Annual Meeting in person, it is important that your shares are represented. Therefore, please promptly complete, sign, date and return the enclosed proxy card in the accompanying envelope, which requires no postage if mailed in the United States. You are, of course, welcome to attend the Annual Meeting and vote in person even if you previously returned your proxy card.

      Thank you.

                                                     Sincerely,


                                                     Charles T. Saldarini
                                                     Vice Chairman of the Board,
                                                      Chief Executive Officer

                                    PDI, INC.
                              10 Mountainview Road
                      Upper Saddle River, New Jersey 07458

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 15, 2003

                            ------------------------

To the Stockholders of PDI, Inc.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PDI, Inc. (the "Company") will be held at the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey 07495 on July 15, 2003 at 10:30 a.m. Eastern time, for the following purposes:

      1. To elect three Class II directors of the Company, each to serve for a term of three years.

      2. To ratify the appointment of PricewaterhouseCoopers as the Company's independent auditors for the year ending December 31, 2003.

      3. To transact such other business, as may properly come before the meeting or any adjournments thereof.

      Only the stockholders of record at the close of business on June 10, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

      All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                                              By Order of the Board of Directors


                                              Bernard C. Boyle, Secretary

Dated: June 17, 2003

                                    PDI, INC.

                                 PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of PDI, Inc., a Delaware corporation (the "Company" or "PDI"), of proxies in the form enclosed for the Annual Meeting of Stockholders to be held at the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey 07495 on July 15, 2003 at 10:30 a.m., Eastern time, and for any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business which will come before the meeting.

Record Date and Quorum

      Stockholders of record at the close of business on June 10, 2003 are entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 14,342,396 shares of common stock of the Company outstanding. Each share of common stock outstanding on the record date is entitled to one vote on each matter presented for action at the meeting. Shares of common stock were the only voting securities of the Company outstanding on the record date. A quorum will be present at the Annual Meeting if a majority of the shares of common stock outstanding on the record date are present at the meeting in person or by proxy.

Voting of Proxies

      The persons acting as proxies pursuant to the enclosed proxy will vote the shares represented as directed in the signed proxy. Unless otherwise directed in the proxy, the proxyholders will vote the shares represented by the proxy: (i) for election of the three Class II director nominees named in this Proxy Statement; (ii) for ratification of the appointment of PricewaterhouseCoopers as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2003; and (iii) in the proxyholders' discretion, on any other business that may come before the meeting and any adjournments of the meeting.

      All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Under the Company's bylaws and Delaware law:
(1) shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum; (2) there is no cumulative voting, and the director nominees receiving the highest number of votes, up to the number of directors to be elected, are elected and, accordingly, abstentions, broker non-votes and withholding of authority to vote will not affect the election of directors; and (3) proxies that reflect abstentions or non-votes will be treated as unvoted for purposes of determining approval of that proposal and will not be counted as votes for or against that proposal.

Required Vote

      A plurality of votes of the holders of shares of common stock present in person or by proxy at the Annual Meeting is required for each of the election of directors and the ratification of auditors.

Revocability of Proxy

      A stockholder who has signed and returned the enclosed proxy may revoke it at any time before it is voted by (i) submitting to the Company a properly executed proxy bearing a later date, (ii) submitting to the Company a written revocation of the proxy or (iii) voting in person at the Annual Meeting.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

      The Board of Directors consists of eight members and is divided into three classes, with two directors in Class I and three directors in each of Classes II and III. Directors serve for three-year terms with one class of directors being elected by the Company's stockholders at each annual meeting.

      At the Annual Meeting, three Class II directors will be elected to serve until the annual meeting of stockholders in 2006 and until each director's successor is elected and qualified. The Board of Directors has nominated Charles
T. Saldarini, John M. Pietruski and Frank J. Ryan for reelection as the Class II directors. The accompanying form of proxy will be voted for the election of Charles T. Saldarini, John M. Pietruski and Frank J. Ryan as directors, unless the proxy contains contrary instructions. Management has no reason to believe that any of Messrs. Saldarini, Pietruski or Ryan will not be a candidate or will be unable to serve. However, in the event that any should become unable or unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

                       The Board of Directors Recommends a
               Vote FOR the Election of the Foregoing Nominees and
                   Proxies that are Returned will be so Voted
                          Unless Otherwise Instructed.

                                   *  *  *  *  *

      Set forth below is a brief biography of each nominee for election as a Class II director and all other members of the Board of Directors who will continue in office.

                   Nominees for Election as Class II Directors
                               Term Expiring 2006

Charles T. Saldarini, age 40. Mr. Saldarini has been a director since 1997 and is PDI's vice chairman and chief executive officer. Since joining PDI in 1987, Mr. Saldarini has held positions of increasing responsibility, becoming president of PDI in January 1995, chief executive officer in November 1997, and vice chairman in June 2000. In his 16 years at PDI, his contributions have spanned the full range of the Company's development. Prior to PDI, Mr. Saldarini worked at Merrill Dow Pharmaceuticals. He received a B.A. in political science from Syracuse University in 1985.

John M. Pietruski, age 70. Mr. Pietruski has been a director since May 1998. Since 1990 Mr. Pietruski has been the chairman of the board of Encysive Pharmaceuticals, Inc., a pharmaceutical research and development company. He is a retired chairman of the board and chief executive officer of Sterling Drug Inc., where he was employed from 1977 until his retirement in 1988. Mr. Pietruski is a member of the board of directors of First Energy Corp. and Xylos Corporation. Mr. Pietruski graduated Phi Beta Kappa with a B.S. in business administration with honors from Rutgers University in 1954.

Frank Ryan, age 63. Mr. Ryan has been a director since November 2002. Mr. Ryan's career includes a 38-year tenure with Johnson & Johnson. Mr. Ryan recently retired as Company Group Chairman with responsibility for worldwide Ethicon franchises and Johnson & Johnson Canada. In addition, Mr. Ryan was a member of the Medical Devices and Diagnostics Operating Group and Leader for the Group in Process Excellence (Six Sigma) and IT. Throughout the years, Mr. Ryan held positions of increasing responsibility, including Worldwide President of Chicopee, President of Johnson and Johnson Hospital Services Co. and President of Ethicon, Inc. Mr. Ryan received a B.S. degree in mechanical engineering from the Illinois Institute of Technology in 1965 and a M.B.A. from the University of Chicago Graduate School of Business in 1969.

                           Incumbent Class I Directors
                               Term Expiring 2004

John P. Dugan, age 67. Mr. Dugan is the Company's founder, chairman of the Board of Directors and director of strategic planning. He served as president from inception until January 1995 and as PDI's chief executive officer from inception until November 1997. In 1972, Mr. Dugan founded Dugan Communications, a medical advertising agency that later became known as Dugan Farley Communications Associates Inc. and he served as its president until 1990. PDI was a wholly-owned subsidiary of Dugan Farley in 1990 when Mr. Dugan became its sole stockholder. Mr. Dugan was a founder and served as the president of the Medical Advertising Agency Association from 1983 to 1984. Mr. Dugan also served on the board of directors of the Pharmaceutical Advertising Council (now known as the Healthcare Marketing Communications Council, Inc.) and was its president from 1985 to 1986. Mr. Dugan received an M.B.A. from Boston University in 1964.

Gerald J. Mossinghoff, age 67. Mr. Mossinghoff has been a director since May 1998. Mr. Mossinghoff is a former Assistant Secretary of Commerce and Commissioner of Patents and Trademarks of the Department of Commerce (1981 to 1985) and served as President of Pharmaceutical Research and Manufacturers of America from 1985 to 1996. Since 1997 he has been senior counsel to the law firm of Oblon, Spivak, McClelland, Maier and Newstadt of Arlington, Virginia. Mr. Mossinghoff has been a professor of Intellectual Property Law at the George Washington University Law School since 1997 and Adjunct Professor of Law at George Mason University School of Law since 1997. Mr. Mossinghoff served as U.S. Ambassador to the Diplomatic Conference on the Revision of the Paris Convention from 1982 to 1985 and as Chairman of the General Assembly of the United Nations World Intellectual Property Organization from 1983 to 1985. He is also a former Deputy General Counsel of the National Aeronautics and Space Administration (1976 to 1981). Mr. Mossinghoff received an electrical engineering degree from St. Louis University in 1957 and a juris doctor degree with honors from the George Washington University Law School in 1961. He is a member of the Order of the Coif and is a Fellow in the National Academy of Public Administration. He is the recipient of many honors, including NASA's Distinguished Service Medal and the Secretary of Commerce Award for Distinguished Public Service.

                          Incumbent Class III Directors
                               Term Expiring 2005

Larry Ellberger, age 55. Mr. Ellberger has been a director since February 2003. Since July 2000, Mr. Ellberger has been senior vice president, corporate development, at PowderJect, PLC, a London Stock Exchange listed vaccines company. He has been a member of PowderJect's board of directors since 1997. From October 1999 through March 2000, Mr. Ellberger was chief executive officer of the Kushner Companies, a private real estate concern. Previously, from November 1996 through May 1999, Mr. Ellberger served as chief financial officer of W. R. Grace. Thereafter, from May 1999 through November 1999, he served as senior vice president - corporate development of W.R. Grace. In April 2001, W.R. Grace filed a petition for protection under the U.S. bankruptcy code, 19 months after Mr. Ellberger's affiliation with W.R. Grace ended. Mr. Ellberger received a B.A. in economics from Columbia College in 1968 and a B.S. in chemical engineering from Columbia School of Engineering in 1969.

John Federspiel, age 49. Mr. Federspiel has been a director since October 2001. Mr. Federspiel is president of Hudson Valley Hospital Center, a 120-bed, short-term, acute care, not-for-profit hospital in Westchester County, New York. Prior to joining Hudson Valley Hospital in 1987, Mr. Federspiel spent an additional 10 years in health administration, during which he held a variety of executive leadership positions. Mr. Federspiel is an appointed Member of the State Hospital Review and Planning Council, and has served as chairman of the Northern Metropolitan Hospital Association, as well as other affiliations. Mr. Federspiel received a B.S. degree from Ohio State University in 1975 and a M.B.A. from Temple University in 1977.

Jan Martens Vesci, age 59. Ms. Vesci has been a director since May 1998. Ms. Vecsi is the sister-in-law of John P. Dugan, our chairman. Ms. Vecsi was employed by Citibank, N.A. from 1967 through 1996 when she retired. Starting in 1984 she served as the senior human resources officer and vice president of the Citibank Private Bank. Ms. Vecsi received a B.A. in psychology and elementary education from Immaculata College in 1965.

Board of Directors Meetings and Committees

      During the year ended December 31, 2002, the Board of Directors held nine meetings, the Audit Committee held five meetings and the Compensation Committee held five meetings. Each director attended at least 80% of the total number of Board of Directors meetings and committee meetings on which such director served.

      In May 1998, the Board of Directors established and has since then maintained an Audit Committee and Compensation Committee. In February 2003, the Board of Directors established and has since then maintained a Nominating and Corporate Governance Committee. The Audit Committee is currently comprised of Messrs. Ellberger (chairperson), Ryan and Federspiel; the Compensation Committee is currently comprised of Messrs. Ryan (chairperson), Pietruski, Mossinghoff and Ellberger; and the Nominating and Corporate Governance Committee is currently comprised of Messrs. Pietruski (chairperson), Federspiel and Mossinghoff. Each committee member is a non-employee director of the Company who meets the independence requirements of Nasdaq and applicable law.

Audit Committee

      The Audit Committee approves the selection of the Company's independent auditors and meets and interacts with the independent auditors to discuss questions in regard to the Company's financial reporting. In addition, the Audit Committee reviews the scope and results of the audit with the independent auditors, reviews with management and the independent auditors the Company's quarterly and annual operating results, considers the adequacy of the Company's internal accounting controls and procedures and considers the effects of such procedures on the auditors' independence.

      The Audit Committee currently consists of three directors, all of whom meet the independence requirements of Nasdaq and applicable law. No member of the Audit Committee is an officer of the Company or employed or affiliated with PricewaterhouseCoopers, nor has any member of the Audit Committee been an officer of the Company within the past three years. No member of the Audit Committee has any relationship with the Company that, in the opinion of the Board of Directors, would interfere with his independence from management and the Company. Each member of the Audit Committee is, in the judgment of the Board of Directors, financially literate, and at least one member of the Audit Committee has accounting or related financial management experience. Mr. Ellberger has been designated as the Audit Committee's financial expert.

Compensation Committee

      The Compensation Committee is responsible for reviewing and approving executive compensation programs and has the responsibility for periodically evaluating and modifying the various compensation plans covering executives. In addition, the Compensation Committee evaluates the performance of the Company's executive employees and determines the salaries and other compensation payable to such persons, consistent with the Company's business and stockholder objectives. This committee is responsible for leading the annual review of the Company's chief executive officer's performance.

Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee was established by the Board of Directors in February 2003. The principal functions of the Nominating and Corporate Governance Committee are to: establish criteria for selecting new directors; identify individuals qualified to become members of the Board of Directors; recommend to the Board of Directors nominees for directors; assess directors for re-election; and develop and recommend to the Board of Directors corporate governance principles and Board of Directors practices. This committee advises the Board of Directors on the size and composition of the Board of Directors and its committees. The committee also is responsible for leading the annual review of the directors' performance. This Committee will also consider Board of Directors nominees recommended by stockholders. See "Stockholder Proposals."

Compensation of Directors

      Each non-employee director receives an annual director's fee of $40,000, payable quarterly in arrears. Additionally, pursuant to the Company's Stock Option Plans, on the date of initial election to the Board of Directors, each non-employee director receives options to purchase 10,000 shares of common stock exercisable at the fair market value on the date of grant. These options vest one-third on the date of grant and one-third at the end of each subsequent year of service on the Board of Directors. In addition, each non-employee director receives options to purchase an additional 7,500 shares of common stock annually on the date of the Company's annual stockholders' meeting. Such options have an exercise price equal to the fair market value of the common stock on the date of grant and vest one-third upon grant and one-third on each of the first and second anniversary of the date of grant.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

      Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock, based on the market price of the Company's common stock, with the total return of companies included within the Nasdaq Stock Market Index and two peer companies engaged in contract sales and outsourcing for the pharmaceutical industry for the period commencing May 20, 1998 and ending December 31, 2002. The peer companies are Quintiles Transnational Corp. (QTRN) and Ventiv Health, Inc.
(VTIV). The calculation of total cumulative return assumes a $100 investment in the Company's common stock, the Nasdaq Stock Market Index and the peer companies on May 20, 1998, the first day of trading of the Company's common stock, and the reinvestment of all dividends.

                                5/20/98         12/31/98        12/31/99         12/31/00         12/31/01          12/31/02
                                -------         --------        --------         --------         --------          --------
Nasdaq Stock Market Index       $100.00        $  119.70        $  222.15        $  134.87        $  106.48        $   72.91

PDII                            $100.00        $  130.64        $  138.44        $  489.09        $  103.21        $   49.90

QTRN                            $100.00        $  107.29        $   37.56        $   42.09        $   32.26        $   24.32

VTIV                                 --               --        $  100.00        $  136.73        $   39.83        $   22.09

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of the Company's common stock as of May 30, 2003 by:

      o each person known to the Company to be the beneficial owner of more than 5% of its outstanding shares;

      o     each of the Company's directors;

      o     each executive officer named in the Summary Compensation Table;

      o     all of the Company's directors and executive officers as a group.

      Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of common stock owned by them. All information with respect to beneficial ownership has been furnished to the Company by the respective stockholder. The address for each of Messrs. Dugan and Saldarini is c/o PDI, Inc., 10 Mountainview Road, Upper Saddle River, New Jersey 07458.

                                                                   Number of Shares       Percentage of Shares
Name of Beneficial Owner                                         Beneficially Owned(1)     Beneficially Owned
------------------------                                         ---------------------     ------------------
Executive officers and directors:
John P. Dugan ..............................................           4,909,878                  34.5%
Charles T. Saldarini .......................................             831,245(2)                5.8%
Steven K. Budd .............................................              54,910(3)                  *
Bernard C. Boyle ...........................................              45,344(4)                  *
Deborah Schnell ............................................              18,196(5)                  *
Christopher Tama ...........................................              26,072(6)                  *
John M. Pietruski ..........................................              30,750(7)                  *
Jan Martens Vecsi ..........................................              29,350(7)                  *
Gerald J. Mossinghoff ......................................              28,750(8)                  *
Frank J. Ryan ..............................................               3,333(8)                  *
Larry Ellberger ............................................               3,333(8)                  *
John C. Federspiel .........................................               9,166(8)                  *
All executive officers and directors as a group (16 persons)           6,057,996(9)               42.5%

5% stockholders:
Brown Capital Management, Inc.(10) .........................           2,128,875                  15.0%
  1201 N. Calvert Street
  Baltimore, MD 21202
Mellon Financial Corporation(10) ...........................           1,242,176                   8.7%
  One Mellon Center
  Pittsburgh, PA 15258

----------
*     Less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of May 30, 2003 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 31,245 shares issuable pursuant to options exercisable within 60 days of May 30, 2003.

(3) Includes 47,621 shares issuable pursuant to options exercisable within 60 days of May 30, 2003.

(4) Includes 39,652 shares issuable pursuant to options exercisable within 60 days of May 30, 2003.

(5) Includes 14,797 shares issuable pursuant to options exercisable within 60 days of May 30, 2003.

(6) Includes 23,586 shares issuable pursuant to options exercisable within 60 days of May 30, 2003.

(7) Includes 28,750 shares issuable pursuant to options exercisable within 60 days of May 30, 2003.

(8) Represents shares issuable pursuant to options exercisable within 60 days of May 30, 2003.

(9) Includes 319,967 shares issuable pursuant to options exercisable within 60 days of May 30, 2003.

(10) This information was derived from the Schedule 13g filed by the reporting person.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to its officers and directors were complied with.

                               EXECUTIVE OFFICERS

      The following table sets forth the names, ages and principal position, of the executive officers of the Company:

NAME                                        AGE                                  POSITION
-------------------------------------      ------      ----------------------------------------------------------
John P. Dugan........................        67        Chairman of the Board of Directors and director of
                                                         strategic planning

Charles T. Saldarini.................        40        Chief executive officer and vice chairman of the Board of
                                                         Directors

Steven K. Budd.......................        46        President and chief operating officer

Bernard C. Boyle.....................        59        Chief financial officer, executive vice president,
                                                         secretary and treasurer

Stephen P. Cotugno...................        43        Executive vice president -- corporate development and
                                                         investor relations

Lloyd X. Fishman.....................        50        Executive vice president and general manager -- PDI
                                                         medical devices and diagnostics

Robert R. Higgins....................        60        Executive vice president and general manager -- sales and
                                                         marketing services group

Beth R. Jacobson.....................        42        Executive vice president and general counsel

Deborah Schnell......................        49        Executive vice president -- business development

Christopher Tama.....................        44        Executive vice president and general manager -- PDI
                                                         pharmaceutical products group

      The principal occupation and business experience for at least the last five years for each executive officer is set forth below (except for Messrs. Dugan and Saldarini, each of whose business experience is discussed above).

      Steven K. Budd has served as PDI's president and chief operating officer since June 2000. Mr. Budd oversees the management of PDI's operating units and key internal support functions and contributes to the development of PDI's strategic plans. Mr. Budd joined PDI in April 1996 as vice president, account group sales. He became executive vice president in July 1997, chief operating officer in January 1998, and president in June 2000. From January 1994 through April 1995, Mr. Budd was employed by Innovex, Inc., as director of new business development. From 1989 through December 1993, he was employed by Professional Detailing Network (now known as Nelson Professional Sales, a division of Nelson Communications, Inc.), as vice president with responsibility for building sales teams and developing marketing strategies. Mr. Budd received a B.A. in history and education from Susquehanna University in 1978.

      Bernard C. Boyle has served as PDI's chief financial officer, executive vice president, secretary and treasurer since March 1997. In 1990, Mr. Boyle founded BCB Awareness, Inc., a firm that provided management advisory services, and served as its president until March 1997. During that period he was also a partner in Boyle & Palazzolo, Partners, an accounting firm. From 1982 through 1990 he served as controller and then chief financial officer and treasurer of William Douglas McAdams, Inc., an advertising agency. From 1966 through 1971, Mr. Boyle was employed by the national accounting firm then known as Coopers & Lybrand L.L.P. as supervisor/senior audit staff. Mr. Boyle received a B.B.A. in accounting from Manhattan College in 1965 and an M.B.A. in corporate finance from New York University in 1972.

      Stephen P. Cotugno became PDI's executive vice president - corporate development and investor relations in January 2000. He joined PDI as a consultant in 1997 and in January 1998 he was hired full time as vice president-corporate development. Prior to joining PDI, Mr. Cotugno was an independent financial consultant. He received a B.A. in finance and economics from Fordham University in 1981.

      Lloyd X. Fishman joined PDI as vice president and general manager - PDI medical devices and diagnostics in January 2001 and was promoted to executive vice president and general manager - PDI medical devices and diagnostics in December 2002. From July 1997 through January 2001, he was worldwide director of marketing for Johnson & Johnson. Mr. Fishman has over 25 years of experience in the medical devices industry in a variety of sales and marketing positions. In addition, his background is in several therapeutic areas, including critical care, anesthesia, cardiology, pulmonary and obstetrics. Mr. Fishman was instrumental in launching a number of products including anesthesia monitors, temporary pacing electrodes, hemodynamic monitoring catheters and non-invasive blood pressure monitors. He received a B.A. from Albany State University in 1973 and graduated from St. John's University with an M.B.A. in 1977.

      Robert R. Higgins became PDI's executive vice president and general manager - sales and marketing services group in January 2002. Prior to that, Mr. Higgins served as executive vice president - client programs. He joined PDI in a field management capacity in August 1996 and became vice president in 1997. Mr. Higgins has over 30 years experience in the pharmaceutical industry. From 1965 to 1995, Mr. Higgins was employed by Burroughs Wellcome Co., where he was responsible for building and managing sales teams and developing and implementing marketing strategies. Mr. Higgins received a B.S. in biology from Kansas State University in 1964, and an M.B.A. from North Texas State University in 1971.

      Beth R. Jacobson joined PDI in November 2002 as executive vice president and general counsel. Previously, from 1987 through 2002, she practiced corporate law with Skadden, Arps, Slate, Meagher & Flom, LLP. Ms. Jacobson received a B.A. from Wesleyan University in 1983 and a J.D. from New York University Law School in 1987.

      Deborah Schnell is PDI's executive vice president - business development. She was one of the founders of ProtoCall which was acquired by PDI in 1999. Prior to joining ProtoCall, Ms. Schnell spent approximately 20 years with IBM Corporation where she worked across a broad range of areas, including manufacturing, distribution and healthcare. She received a B.A. in speech pathology and audiology from Miami of Ohio University in 1976.

      Christopher Tama joined PDI as executive vice president and general manager - PDI pharmaceutical products in January 2000. Mr. Tama has responsibility for PDI's at risk programs involving integrated sales and marketing solutions. Prior to joining PDI, from 1996 through 2000, he was vice president - marketing for Novartis. Mr. Tama has over 22 years experience in various pharmaceutical marketing and sales positions with Novartis, Pharmacia and Searle. His marketing and sales experience range many different therapeutic areas, both in primary care and specialty markets. He received a B.A. in economics from Villanova University in 1981.

                                 PROPOSAL NO. 2

                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

      The Board of Directors has appointed PricewaterhouseCoopers as the Company's independent auditors for fiscal year 2003. Although stockholder approval is not required, the Company desires to obtain from the stockholders an indication of their approval or disapproval of the Board of Directors' action in appointing PricewaterhouseCoopers as the independent auditors of the Company and its subsidiaries. If the stockholders do not ratify this appointment, such appointment will be reconsidered by the Audit Committee and the Board of Directors.

      A representative of PricewaterhouseCoopers will be present at the Annual Meeting and will be afforded an opportunity to make a statement and to respond to questions.

      The Board of Directors Recommends a Vote FOR the Ratification of the
         Appointment of PricewaterhouseCoopers for Fiscal Year 2003 and
                   Proxies that are Returned will be so Voted
                          Unless Otherwise Instructed.

                             AUDIT COMMITTEE REPORT

      The role of the Audit Committee is to assist the Board of Directors in overseeing the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are "independent", as required by Nasdaq and applicable law. In addition, the Board of Directors has determined that Larry Ellberger is both independent and an audit committee financial expert, as defined by Securities and Exchange Commission rules. The Audit Committee's responsibilities are described in its Charter, adopted by the Board of Directors on August 5, 1998 and most recently amended and restated by the Board of Directors on May 30, 2003, a copy of which is attached hereto as Annex A.

      In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence.

      The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting, and are not employed by the Company for accounting, financial management or internal control purposes. Management of the Company is responsible for the preparation of the Company's financial statements. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors.

      Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission.

                        Submitted by the Audit Committee

                               Larry Ellberger, Chairperson
                               John C. Federspiel
                               Frank Ryan

Fiscal 2002 Audit Firm Fee Summary

      During fiscal year 2002, the Company retained its independent auditors, PricewaterhouseCoopers, to provide services in the following categories and amounts:

Audit Fees                                                            $  248,350
ePharma Systems Design and
  Implementation Fees (Siebel)                                         1,354,759
All Other Fees*                                                          280,065
                                                                      ----------
Total                                                                 $1,883,174
                                                                      ==========

----------
* Includes transaction and due diligence services fees ($71,727), tax advisory fees ($159,488), accounting advisory services ($25,400) and audit of employee benefit plan fees ($23,450).

      The Audit Committee has considered whether the provision of the above non-audit services was compatible with maintaining PricewaterhouseCoopers' independence and concluded that they were.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

      The purpose of the Company's executive compensation program is to attract, retain and motivate qualified executives to lead and manage the business of the Company in a manner consistent with strategic and financial goals. In order to enhance the effectiveness of the compensation package provided to the Company's executives, the Compensation Committee of the Board of Directors has engaged and consulted with nationally recognized human resource consulting firm, to assist in the review of PDI's current compensation methods, and to make recommendations regarding modification of the compensation elements within the executive compensation package.

After careful analysis of the Company's needs and an examination of the competitive practices among peer organizations, the Board of Directors approved the adoption of the Variable Incentive Compensation Plan, an annual incentive plan providing incentives to officers based on performance tied to the success and growth of PDI. In addition, the Board of Directors adopted deferred compensation arrangements, which provide for the deferral of cash compensation by executives.

      The executive compensation package is made up of a number of key elements which address current and future competitive and performance issues. These include the executive's annual base salary, an annual incentive opportunity under the Variable Incentive Compensation Plan and awards under the Omnibus Incentive Compensation Plan. The Compensation Committee annually considers and makes recommendations to the Board of Directors as to changes in these plans, as well as considering the addition of new compensation components that are consistent with the Company's goals. In recommending any changes to the annual compensation of executive officers of the Company, the Compensation Committee considers the overall performance of the Company, the performance of the division of the Company for which the executive has responsibility, and the individual contribution and performance of the executive. While increases in stockholders' value is considered important by the Compensation Committee, the compensation program focuses on the Company's strategic plans and corporate performance in relation to those plans.

Annual Incentive Program

      The Company's officers, executives and senior management are eligible to participate in PDI's Variable Incentive Compensation Plans ("VICP"). Under the VICP, participants can earn annual awards based on the financial and strategic performance of PDI, their contributions to the success of their functional business area, as well as on their achievement of individual performance objectives. Annual performance measures and relative targets are determined prior to the beginning of each fiscal year, based on PDI's business focus, and may change from year to year. Each Participant's target bonus is expressed as a percentage of his or her base salary. Awards are payable under the VICP only if defined minimum performance levels are met. If performance targets are exceeded, a participant may earn additional VICP awards, determined by the extent that the performance exceeds the target. Awards under the VICP are subject to the determination and final approval of the Compensation Committee.

Deferred Compensation

      In order to complement the total compensation package of its key employees, in December 1999, the Compensation Committee adopted the Officer and Director Deferred Compensation Plans, covering officers, selected highly compensated executives, and members of the Board of Directors. Subsequently, the Committee adopted the Senior Management Deferred Compensation Plan, covering selected senior management. The purpose of each of the plans is to allow participants to defer receipt of current cash compensation, which would allow them to maximize deferrals that could not otherwise be put into Qualified Plans, such as the 401(k). The plans also allow members of the Board of Directors to defer board fees.

      For each year, a participant may make an irrevocable election to defer all or a portion of his or her cash compensation. The Company may, but is not required to, make supplemental contributions on a totally discretionary basis. A participant is immediately 100% vested in his/her account with respect to the cash compensation deferred that he/she would have received, had it not been deferred; Company contributions, if any, would vest to the participant over a five year period. A deferred account is established for each participant in a grantor "rabbi" trust that tracks deferrals and any interest that may be accrued, and will be held under a trust to be established by and between the Company and a named trustee. All funds within a participant's deferred account remain subject to the claims of the creditors of the Company regardless of vesting, in the event of the Company's bankruptcy or insolvency.

Compensation of the Chief Executive Officer

      Mr. Saldarini's base salary of $350,000 was paid in accordance with his Employment Agreement with the Company entered into in November 2001. Mr. Saldarini's Employment Agreement provides for bonuses and incentive compensation in the discretion of the Board of Directors or a committee thereof. Based upon the Company's performance in 2002 as measured by specific performance benchmarks established by the Compensation Committee, no bonus was awarded to Mr. Saldarini in 2002.

Compliance with Section 162(m) of the Code

      Section 162(m) of the Internal Revenue Code of 1996, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's chief executive officer and four other most highly compensated executive officers, unless the compensation is considered performance based. The compensation disclosed in this Proxy Statement does not exceed the $1 million limit and executive compensation for 2003 is also expected to qualify for deductibility. The Company currently intends to structure the performance based portion of its executive officers' compensation to achieve maximum deductibility under Section 162(m) of the Code with minimal sacrifices in flexibility and corporate objectives.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      During 2002, the Compensation Committee consisted of Ms. Vesci, Mr. Pietruski and Mr. Federspiel, all of whom are non-employee directors. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                     Submitted By The Compensation Committee

                                     Frank J. Ryan, Chairperson
                                     John M. Pietruski
                                     Gerald J. Mossinghoff
                                     Larry Ellberger

                                   *  *  *  *  *

                       COMPENSATION OF EXECUTIVE OFFICERS

      Summary compensation. The following table sets forth certain information concerning compensation paid for services in all capacities awarded to, earned by or paid to the Company's chief executive officer and the other four most highly compensated executive officers during 2002, 2001 and 2000 whose aggregate compensation exceeded $100,000.

                                               Annual compensation            Long-term compensation
                                     -------------------------------------   ------------------------
                                                                                            Shares of
                                                                                             common
                                                                             Restricted       stock
                                                              Other annual      stock       underlying     All other
Name and Principal Position          Salary          Bonus    compensation    awards(1)      options      compensation
---------------------------          ------          -----    ------------    ---------      -------      ------------
Charles T. Saldarini
Vice chairman and chief
executive officer
    2002 ...................        $350,000       $     --       $3,421       $     --       25,602         $  446
    2001 ...................         336,864        179,212        6,264             --       34,066          5,250
    2000 ...................         294,594        506,731        8,713             --           --          6,203

Steven K. Budd
President and chief
operating officer
    2002 ...................         281,187             --        3,085             --       21,188          2,300
    2001 ...................         262,500        103,819        2,537         44,494       23,338          4,200
    2000 ...................         225,000        243,003        2,891        104,144           --          4,744

Bernard C. Boyle
Chief financial officer,
executive vice president,
secretary and treasurer
    2002 ...................         255,625             --        4,301             --       19,156          5,404
    2001 ...................         232,292         93,863        4,455         40,227       19,900          4,646
    2000 ...................         187,500        207,211        4,706         88,805           --          4,010

Deborah Schnell
Executive vice president
    2002 ...................         214,967         50,000        6,089             --       25,000          4,121
    2001 ...................         160,000        124,967           86         31,217        6,196          3,200
    2000 ...................         155,769         98,312           --         24,557        3,500             --

Christopher Tama
Executive vice president
    2002 ...................         203,500             --        3,568             --       15,420          4,070
    2001 ...................         189,583         75,561        2,649         32,383       20,168          2,917
    2000 ...................         167,708        210,000        1,828         90,000         5,00             --

----------
(1) For the years ended December 31, 2001 and 2000, a portion of the named executive officers' annual bonus was paid in restricted stock. The number of shares were calculated by dividing the portion of bonus expense attributable to restricted stock by a trailing 20-day average stock price on December 31, 2001 and 2000, which was $20.47 and $99.42, respectively. The fair market value of the shares owned by the named executive officers on December 31, 2002, based upon the closing price of our common stock of $10.79 on that date, was as follows: Mr. Budd -- $34,765 (3,222 shares); Mr. Boyle -- $30,838 (2,858 shares); Mr. Tama -- $26,835 (2,487 shares)
      and Ms. Schnell -- $19,120 (1,772 shares).

      Option grants. The following table sets forth certain information regarding options granted by us in 2002 to each of the executives named in the Summary Compensation Table.

                                                                Option Grants in Last Fiscal Year
                                     -----------------------------------------------------------------------------------------
                                                           Individual Grants                             Potential Realizable
                                     --------------------------------------------------------------        Value at Assumed
                                      Number of       Percent of                                        Annual Rates of Stock
                                       Shares       Total Options                                        Price Appreciation
                                     Underlying        Granted         Exercise                          for Option Term (1)
                                       Options       to Employees        Price          Expiration      ----------------------
               Name                    Granted      in Fiscal Year     ($/share)           Date            5%            10%
---------------------------------    ----------     --------------     ---------        ----------      --------      --------
Charles T. Saldarini.............      25,602            4.6%            $15.74           3/7/12        $253,429      $642,239
Steven K. Budd...................      21,188            3.8%             15.74           3/7/12         209,736       531,512
Bernard C. Boyle.................      19,156            3.4%             15.74           3/7/12         189,621       480,538
Deborah Schnell..................      25,000            4.5%             15.74           3/7/12         247,470       627,138
Christopher Tama.................      15,421            2.8%             15.74           3/7/12         152,649       386,844

----------
(1) Potential realizable values are net of exercise price but before taxes, and are based on the assumption that our common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration date of the options. These numbers are calculated based on Securities and Exchange Commission requirements and do not reflect our projection or estimate of future stock price growth. Actual gains, if any, on stock option exercises are dependent on our future financial performance, overall market conditions and the option holder's continued employment through the vesting period. This table does not take into account any appreciation in the price of the common stock from the date of grant to the date of this Proxy Statement.

      Option exercises and year-end option values. The following table provides information with respect to options exercised by the named executive officers during 2002 and the number and value of unexercised options held by the named executive officers as of December 31, 2002.

    Aggregated Option Exercise in Last Fiscal Year and Year-End Option Values

                                                                      Number of Shares Underlying       Value of Unexercised In-the-
                                                                     Unexercised Options at Fiscal         Money Options At Fiscal
                                                                                Year-End                         Year-End (2)
                                                                    -------------------------------     ----------------------------
                           Shares Acquired
Name                       on Exercise (#)     Value Realized (1)   Exercisable       Unexercisable     Exercisable    Unexercisable
----                       ---------------     ------------------   -----------       -------------     -----------    -------------
Charles T. Saldarini                --                   --             11,355             48,313             --             --
Steven K. Budd                      --                   --             32,779             36,747             --             --
Bernard C. Boyle                    --                   --             26,633             32,423             --             --
Deborah Schnell                     --                   --              4,399             30,297             --             --
Christopher Tama                    --                   --             10,056             30,533             --             --

----------
(1) For the purposes of this calculation, value is based upon the difference between the exercise price of the options and the stock price at date of exercise.

(2) For the purposes of this calculation, value is based upon the difference between the exercise price of the exercisable and unexercisable options and the stock price at December 31, 2002 of $10.79 per share.

Employment Contracts

      In January 1998, the Company entered into an agreement with John P. Dugan providing for his appointment as chairman of the board and director of strategic planning. The agreement provides for an annual salary of $125,000.

      In November 2001, the Company entered into an employment agreement with Charles T. Saldarini providing for his employment as chief executive officer and vice chairman of the Board of Directors for a term expiring on October 31, 2005 subject to automatic one-year renewals unless either party gives written notice one-year prior to the end of the then current term of the agreement. The agreement provides for an annual base salary of $350,000 and for participation in all executive benefit plans. The agreement also provides that Mr. Saldarini will be entitled to bonus and incentive compensation awards as determined by the Compensation Committee. Further, the agreement provides, among other things, that, if Mr. Saldarini's employment is terminated without cause (as defined) or if he terminates his employment for good reason (as defined), the Company will pay him an amount equal to three times the sum of his then current base salary plus the average incentive compensation paid to him during the three years immediately preceding the termination date.

      In May 2001, the Company entered into an amended and restated employment agreement with Steven K. Budd providing for his employment as president and chief operating officer for a term expiring on April 30, 2005 subject to automatic one-year renewals unless either party gives written notice one-year prior to the end of the then current term of the agreement. The agreement provides for an annual base salary of $275,000 and for participation in all executive benefit plans. The agreement also provides that Mr. Budd will be entitled to bonus and incentive compensation awards as determined by the Compensation Committee. Further, the agreement provides, among other things, that, if Mr. Budd's employment is terminated without cause (as defined) or if he terminates his employment for good reason (as defined), the Company will pay him an amount equal to three times the sum of his then current base salary plus the average incentive compensation paid to him during the three years immediately preceding the termination date.

      In May 2001, the Company entered into an amended and restated employment agreement with Bernard C. Boyle providing for his employment as executive vice president and chief financial officer for a term expiring on April 30, 2004 subject to automatic one-year renewals unless either party gives written notice one-year prior to the end of the then current term of the agreement. The agreement provides for an annual base salary of $250,000 and for participation in all executive benefit plans. The agreement also provides that Mr. Boyle will be entitled to bonus and incentive compensation awards as determined by the Compensation Committee. Further, the agreement provides, among other things, that, if Mr. Boyle's employment is terminated without cause (as defined) or if he terminates his employment for good reason (as defined), the Company will pay him an amount equal to three times the sum of his then current base salary plus the average incentive compensation paid to him during the three years immediately preceding the termination date.

      In February 2003, the Company entered into an employment agreement with Christopher Tama providing for his employment as executive vice president for a term expiring on February 4, 2006, subject to automatic one-year renewals unless either party gives written notice at least ninety days prior to the end of the then current term of the agreement. The agreement provides for an annual base salary of $206,000 and for participation in all executive benefit plans. The agreement also provides that Mr. Tama will be entitled to bonus and incentive compensation awards as determined by the Compensation Committee. Further, the agreement provides, among other things, that, if Mr. Tama's employment is terminated without cause (as defined) or if he terminates his employment for good reason (as defined), the Company will pay him an amount equal to three times the sum of his then current base salary plus the average incentive compensation paid to him during the three years immediately preceding the termination date.

Stock Compensation Plans

      2000 Omnibus Incentive Compensation Plan

      On May 5, 2000 the Board of Directors approved PDI's 2000 Omnibus Incentive Compensation Plan. The purpose of the Omnibus Plan is to provide a flexible framework that will permit the Board of Directors to develop and implement a variety of stock-based incentive compensation programs based on our changing needs, our competitive market and the regulatory climate. The maximum number of shares as to which awards or options may at any time be granted under the Omnibus Plan is 2.2 million shares of common stock. The Omnibus Plan is administered by the Compensation Committee of the Board of Directors, which is responsible for developing and implementing specific stock-based plans that are consistent with the intent and specific terms of the framework created by the Omnibus Plan. Eligible participants under the Omnibus Plan include PDI's officers and other employees, members of the Board of Directors, and outside consultants. The right to grant awards under the Omnibus Plan will terminate ten years after the date the Omnibus Plan was adopted. No participant may be granted more than 100,000 shares of Company stock from all awards under the Omnibus Plan.

      1998 Stock Option Plan

      In order to attract and retain persons necessary for our success, in March 1998, the Board of Directors approved PDI's 1998 stock option plan reserving for issuance up to 750,000 shares. Officers, directors, key employees and consultants are eligible to receive incentive and/or non-qualified stock options under this plan. The plan, which has a term of ten years from the date of its adoption, is administered by the Compensation Committee. The selection of participants, allotment of shares, determination of price and other conditions relating to the purchase of options is determined by the Compensation Committee in its sole discretion. Incentive stock options granted under the plan are exercisable for a period of up to ten years from the date of grant at an exercise price which is not less than the fair market value of the common stock on the date of the grant, except that the term of an incentive stock option granted under the plan to a stockholder owning more than 10% of the outstanding common stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the common stock on the date of the grant.

      At May 30, 2003, options for an aggregate of 1,151,205 shares were outstanding under the stock option plans, including 59,668 granted to Charles T. Saldarini, PDI's chief executive officer and vice chairman, 69,526 granted to Steven K. Budd, PDI's president and chief operating officer, 59,056 granted to Bernard C. Boyle, PDI's chief financial officer, 40,589 granted to Christopher Tama, PDI's executive vice president and general manager - PDI pharmaceutical products, and

34,696 granted to Deborah Schnell, PDI's executive vice president - business development. The outstanding options also include those granted to the Company's outside directors: 33,750 granted to each of Gerald J. Mossinghoff, John M. Pietruski and Jan Martens Vecsi; 17,500 granted to John C. Federspiel; and 10,000 granted to each of Frank Ryan and Larry Ellberger. In addition, as of March 31, 2003, options to purchase an aggregate of 333,887 shares of common stock had been exercised.

401(k) Plans

      The Company maintain two 401(k) retirement plans, one of which is for all PDI employees except for InServe employees (the "PDI plan") and the other is for InServe employees exclusively (the "InServe plan"). Both plans are intended to qualify under sections 401(a) and 401(k) of the Internal Revenue Code and are defined contribution plans. Under the PDI plan, the Company committed to make mandatory cash contributions to the 401(k) plan to match employee contributions up to a maximum of 1% of each participating employee's annual base wages. In addition the Company can make discretionary contributions to this plan. Under the InServe plan, which was frozen effective January 1, 2003, the Company matched on the first 25% of pre-tax contribution, up to 6% of employee compensation. Under the InServe plan, Company matching contributions are always 100% vested. For either plan, there is no option for employees to invest any of their 401(k) funds in our common stock. The Company's contribution expense related to the 401(k) plans for 2002 was approximately $1.7 million. On January 1, 2003, the InServe plan was frozen, meaning that all previous contributions were kept in the plan, but going forward InServe employees will participate in the PDI plan.

Option Exchange Program

      In March 2003, the Company initiated an option exchange program pursuant to which eligible employees, which excluded certain members of senior management including Charles T. Saldarini, Steven K. Budd, Bernard C. Boyle, Deborah Schnell and Christopher Tama, were offered an opportunity to exchange an aggregate of 357,885 outstanding stock options with exercise prices of $30 and above for either cash or shares of restricted stock, depending upon the number of options held by an eligible employee. None of the eligible employees had been granted options during six month period prior to the offer. The offer exchange period expired on May 12, 2003. Approximately 310,403 eligible options were tendered by eligible employees and accepted by the Company. This number represents approximately 87% of the total eligible options. A total of approximately 120 eligible participants elected to exchange an aggregate of approximately 59,870 eligible options and will receive cash in the aggregate amount of approximately $67,000 (which amount includes applicable withholding taxes). A total of approximately 145 eligible participants elected to exchange an aggregate of approximately 250,533 eligible options in exchange for an aggregate of approximately 49,850 shares of restricted stock. All tendered options have been canceled and are eligible for re-issuance under the Company's option plans. The restricted stock is subject to three-year cliff vesting and is subject to forfeiture upon termination of employment other than the event of the recipient's death or disability.

                      Equity Compensation Plan Information
                          Year Ended December 31, 2002

                                                                                                  Number of securities
                                          Number of securities          Weighted-average         remaining available for
                                            to be issued upon          exercise price of          future issuance under
                                               exercise of                outstanding           equity compensation plans
                                          outstanding options,         options, warrants          (excluding securities
           Plan Category                   warrants and rights             and rights           reflected in column (a))
----------------------------------        --------------------         -----------------        -------------------------
                                                   (a)                        (b)
Equity compensation plans
   approved by security holders
   (2000 Omnibus Incentive
   Compensation Plan and 1998
   Stock Option Plan)............               1,514,297                    $39.23                      777,919

Equity compensation plans not
   approved by security
   holders(1)....................                      --                        --

Total............................               1,514,297                    $39.23                      777,919

----------
(1) The Company does not have any equity compensation plans which have not been approved by security holders.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In connection with the Company's efforts to recruit sales representatives, it places advertisements in various print publications. These ads are placed on the Company's behalf through Boomer & Son, Inc. (B&S), which receives commissions from the publications. Prior to 1998, B&S was wholly-owned by John
P. Dugan, the Chairman of the Board of Directors. At the end of 1997 Mr. Dugan transferred his interest in B&S to his son, Thomas Dugan, and daughter-in-law, Kathleen Dugan. John P. Dugan is not actively involved in B&S; however, his son, Thomas Dugan, is active in B&S. For the year ended December 31, 2002, the Company purchased approximately $120,000 of advertising through B&S and B&S received commissions of approximately $14,400. All ads were placed at the stated rates set by the publications in which they appeared. In addition, the Company believes that the amounts paid to B&S were no less favorable than would be available in an arms-length negotiated transaction with an unaffiliated entity.

      Peter Dugan, the son of John P. Dugan, the Chairman of the Board of Directors, is employed by the Company as executive director - investor relations. In 2002, compensation paid to Peter Dugan was $125,860.

                                  OTHER MATTERS

      The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

Stockholder Proposals

      Stockholders interested in presenting a proposal for consideration at the Company's annual meeting of stockholders in 2004 must follow the procedures found in Rule 14a-8 under the Exchange Act and the Company's bylaws. To be eligible for inclusion in the Company's 2004 proxy materials, all qualified proposals must be received by the Company's Corporate Secretary no later than February 12, 2004. Stockholder proposals submitted more than thirty but less than sixty days before the scheduled date for the 2004 annual meeting may be presented at the annual meeting if such proposal complies with the Company's bylaws, but will not be included in the Company's proxy materials. A stockholder's notice must set forth, as to each proposed matter: (i) as to each person whom the stockholder proposes to nominate for election to the board of directors, all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 and Rule 14a-11 thereunder; (ii) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and, if such business includes a proposal to amend the bylaws of the Company, the language of the proposed amendment; (iii) the name and address, as they appear on the Company's books, of the stockholder proposing such business; (iv) the number of shares of the Company which are beneficially owned by such stockholder; (v) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business; and (vi) any financial interest of the stockholder in such proposal or nomination.

Proxy Materials

      The Company will mail its 2002 Annual Report, this proxy statement and the accompanying proxy card to stockholders beginning on or about June 17, 2003. The Annual Report and proxy statement will also be available on the Internet at www.pdi-inc.com. The Annual Report is not part of the Company's proxy soliciting materials.

Availability of Report on Form 10-K

      The Company will provide without charge to each person being solicited by this proxy statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 2002 (as filed with the Securities and Exchange Commission) including the financial statements thereto. All such requests should be directed to Bernard C. Boyle, Secretary, PDI, Inc., 10 Mountainview Road, Upper Saddle River, New Jersey 07458.

Costs of Soliciting Proxies

      The Company will bear the cost of this solicitation, including the preparation, printing and mailing of the proxy statement, proxy card and any additional soliciting materials sent by the Company to stockholders. In addition, the Company's directors, officers and employees may solicit proxies personally or by telephone without additional compensation. The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding proxy-soliciting materials to the beneficial owners.

Principal Executive Offices

      The principal executive offices of the Company are located at 10 Mountainview Road, Upper Saddle River, New Jersey 07458.

                                              By Order of the Board of Directors


                                              Bernard C. Boyle,  Secretary

June 17, 2003

                                     Annex A

                                     CHARTER
                                     OF THE
                                 AUDIT COMMITTEE
                                     OF THE
                         BOARD OF DIRECTORS OF PDI, INC.

--------------------------------------------------------------------------------

                            PURPOSE OF THE COMMITTEE

      The Committee's purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of PDI, Inc. and its subsidiaries (the "Corporation"), including, without limitation, (a) assisting the Board's oversight of (i) the integrity of the Corporation's financial statements, (ii) the Corporation's compliance with legal and regulatory requirements, (iii) the Corporation's independent auditors' qualifications and independence, and (iv) the performance of the Corporation's independent auditors and the Corporation's internal audit function, and (b) preparing the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the "SEC") for inclusion in the Corporation's annual proxy statement.

                          COMPOSITION OF THE COMMITTEE

      The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the Nasdaq Stock Market ("Nasdaq") and the Sarbanes-Oxley Act of 2002 (the "Act") and the rules and regulations promulgated by the SEC pursuant to the Act. Director's fees (including any additional amounts paid to chairs of committees and to members of committees of the Board) are the only compensation a member of the Committee may receive from the Corporation; provided, however, that a member of the Committee may also receive pension or other forms of deferred compensation from the Corporation for prior service so long as such compensation is not contingent in any way on continued service.

      No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Corporation's annual proxy statement.

      The chairperson of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson. Each member of the Committee must be "able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement," as such qualification is interpreted by the Board in its business judgment, or must become able to do so within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must have "past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities," as the Board interprets such qualification in its business judgment. Further, either (i) at least one member of the Committee must be an "audit committee financial expert," as such term is defined in the rules and regulations promulgated by the SEC pursuant to the Act, or (ii) if no member of the Committee is a "financial expert," the Committee shall so inform the Corporation.

      Any vacancy on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the directors that are independent pursuant to the rules and regulations of Nasdaq and the SEC.

                            MEETINGS OF THE COMMITTEE

      The Committee shall meet once every fiscal quarter or more frequently as it shall determine is necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee should meet separately on a periodic basis with (i) management, (ii) the Corporation's internal auditing department or other person responsible for the internal audit function and (iii) the Corporation's independent auditors, in each case to discuss any matters that the Committee or any of the above persons or firms believe should be discussed privately.

      A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

      The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

      The Committee shall maintain minutes of its meetings and records relating to those meetings and provide copies of such minutes to the Board.

                  DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

      In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The following are within the authority of the Committee:

Selection and Evaluation of Auditors

1. In its sole discretion (subject, if applicable, to shareholder ratification), retain, determine funding for and oversee the firm of independent auditors to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;

2. Review and, in its sole discretion, approve in advance the Corporation's independent auditors' annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Act, all permitted non-audit engagements and relationships between the Corporation and such auditors (which approval should be made after receiving input from the Corporation's management). Approval of audit and permitted non-audit services may also be made by one or more members of the Committee as shall be designated by the Committee and the person granting such approval shall report such approval to the Committee at the next scheduled meeting;

3. Review the performance of the Corporation's independent auditors, including the lead partner of the independent auditors, and, in its sole discretion (subject, if applicable, to shareholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

4. Obtain at least annually from the Corporation's independent auditors and review a report describing:

      (a)   the independent auditors' internal quality-control procedures;

      (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

      (c) all relationships between the independent auditors and the Corporation (including a description of each category of services provided by the independent auditors to the Corporation and a list of the fees billed for each such category);

      The Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors, to the Board.

5. Oversee the independence of the Corporation's independent auditors by, among other things:

      (a) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and taking appropriate action to satisfy itself of the auditors' independence;

      (b) ensuring that the lead audit partner and reviewing audit partner responsible for the audit of the Corporation's financial statements have not performed audit services for the Corporation for more than the previous five consecutive fiscal years of the Corporation;

      (c) ensuring that the chief executive officer, controller, chief financial officer, chief accounting officer or other person serving in an equivalent position of the Corporation, was not, within one year prior to the initiation of the audit, an employee of the independent auditors who participated in any capacity in the Corporation's audit; and

      (d) considering whether there should be a regular rotation of the Corporation's independent auditors;

6. Instruct the Corporation's independent auditors that they are ultimately accountable to the Committee and that the Committee is responsible for the selection (subject, if applicable, to shareholder ratification), evaluation and termination of the Corporation's independent auditors;

7. Inform the Corporation's independent auditors that, to the extent the Corporation's independent auditors do not already provide such information, the Committee expects the independent auditors' communications to the Committee to include the items required under the rules promulgated under the Act;

Oversight of Annual Audit and Quarterly Reviews

8. Review and accept, if appropriate, the annual audit plan of the Corporation's independent auditors, including the scope of audit activities, and all critical accounting policies and practices to be used, and monitor such plan's progress and results during the year;

9. Review the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation's independent auditors;

10. Review with management and the Corporation's independent auditors, the following:

      (a) the Corporation's annual audited financial statements and quarterly financial statements, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and any major issues related thereto;

      (b) critical accounting policies and such other accounting policies of the Corporation as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body, including any financial reporting issues which could have a material impact on the Corporation's financial statements;

      (c) major issues regarding accounting principles and financial statements presentations, including (A) any significant changes in the Corporation's selection or application of accounting principles and (B) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the ramifications and effects of alternative generally accepted accounting principles methods on the Corporation's financial statements;

      (d) all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditors;

      (e) all other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences; and

      (f) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation;

11. Review with the chief executive officer and chief financial officer and independent auditors, periodically, the following:

      (a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Corporation's ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls identified by the Corporation's independent auditors;

      (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal controls; and

      (c) any significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

12. Attempt to resolve all disagreements between the Corporation's independent auditors and management regarding financial reporting;

13. Review on a regular basis with the Corporation's independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management's response with respect thereto, any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

      (a) any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

      (b) any communications between the audit team and the independent auditors' national office respecting auditing or accounting issues presented by the engagement; and

      (c) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Corporation;

14. Confirm that the Corporation's interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Corporation's independent auditors;

Oversight of Financial Reporting Process and Internal Controls

15.   Review:

      (a) the adequacy and effectiveness of the Corporation's accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget and staffing of the Corporation's internal audit function, through inquiry and discussions with the Corporation's independent auditors and management of the Corporation; and

      (b) as required by law, the yearly report prepared by management, and attested to by the Corporation's independent auditors, assessing the effectiveness of the Corporation's internal control structure and procedures for financial reporting and stating management's responsibility to establish and maintain such structure and procedures, prior to its inclusion in the Corporation's annual report;

16. Review with management the Corporation's administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies, and evaluate whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;

17. Receive periodic reports from the Corporation's independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments that may have a bearing on the Corporation;

18. Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation's independent auditors, the Corporation's internal auditing department and management, including providing such parties with appropriate opportunities to meet separately and privately with the Committee on a periodic basis;

19. Review the Corporation's earnings press releases (especially the use of "pro forma" or "adjusted" information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Corporation to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Corporation may provide earnings guidance);

20. Establish clear hiring policies by the Corporation for employees or former employees of the Corporation's independent auditors;

21. Discuss guidelines and policies governing the process by which senior management of the Corporation and the relevant departments of the Corporation assess and manage the Corporation's exposure to risk, as well as the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures;

Other Matters

22. Meet at least annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

23. Review and approve or disapprove all proposed related party transactions (including all transactions required to be disclosed by Item 404 of Regulation S-K of the SEC);

24. Issue the report pursuant to Item 306 of Regulation S-K of the SEC that is required to be included in the Corporation's annual proxy statement addressing the Committee's review of the Corporation's financial statements, certain communications with management and with the independent auditors, the Committee's recommendation as to whether the financial statements should be included in the Corporation's annual report on Form 10-K;

25. Review the certifications and reports required by Sections 302, 404 and 906 of the Act, and the rules, if any, promulgated thereunder;

26. Review the Corporation's policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Corporation and members of management as well as policies and procedures with respect to officers' expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Corporation's independent auditors;

27. Review the Corporation's program to monitor compliance with the Corporation's Code of Conduct, and meet periodically with the Corporation's Compliance Officer to discuss compliance with the Code of Conduct;

28. Obtain from the Corporation's independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934, if applicable;

29. Maintain procedures, as set forth in Annex A hereto, for the receipt, retention and treatment of complaints received by the Corporation regarding financial statement disclosures, accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Corporation of concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters;

30. Cause to be made an investigation into any appropriate matter brought to its attention within the scopes of its duties;

31. Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining and determining funding for, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Corporation;

32. Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Corporation's financial statements, the Corporation's compliance with legal or regulatory requirements, the performance and independence of the Corporation's independent auditors, or the performance of the internal audit function;

33. Prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter, and set forth the goals and objectives of the Committee for the upcoming year. The evaluation should include a review and assessment of the adequacy of the Committee's charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report; and

34. Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

With respect to the duties and responsibilities listed above, the Committee should:

            1. Report regularly to the Board on its activities, as appropriate;

            2. Exercise reasonable diligence in gathering and considering all material information;

            3. Understand and weigh alternative courses of conduct that may be available;

            4. Focus on weighing the benefit versus harm to the Corporation and its shareholders when considering alternative recommendations or courses of action;

            5. If the Committee deems it appropriate, secure independent expert advice and understand the expert's findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

            6. Provide management, the Corporation's independent auditors and internal auditors with appropriate opportunities to meet privately with the Committee.

                                      * * *

      While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

      In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting review or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation form which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Corporation.

                                   **********

                                     Annex A

        Procedures for the Anonymous Submission of Complaints or Concerns
             Regarding Financial Statement Disclosures, Accounting,
                Internal Accounting Controls or Auditing Matters

The following is the procedure for the confidential, anonymous submission by employees of PDI, Inc. and its subsidiaries (the "Corporation") of concerns regarding questionable accounting, internal control, auditing or related matters ("Concerns"):

1. The Corporation shall forward to the Audit Committee of the Board of Directors (the "Audit Committee") any complaints that it has received regarding financial statement disclosures, accounting, internal accounting controls or auditing matters.

2. Any employee of the Corporation may submit, on a confidential, anonymous basis if the employee so desires, any Concerns by setting forth such Concerns in writing and forwarding them in a sealed envelope to the Chair of the Audit Committee, in care of the Corporation's Corporate Secretary (the "Secretary"), such envelope to be labeled with a legend such as:
      "Anonymous Submission of Complaint or Concern." If an employee would like to discuss any matter with the Audit Committee, the employee should indicate this in the submission and include a telephone number at which he or she might be contacted if the Audit Committee deems it appropriate. Any such envelopes received by the Secretary shall be forwarded promptly to the Chair of the Audit Committee.

3. The Secretary shall prepare an executive summary of the contents of each submission with respect to Concerns that do not specifically allege participation in wrongdoing by the Corporation's Chief Executive Officer (the "CEO") and send it to the CEO. The CEO shall promptly investigate the subject of each such executive summary and report his findings in writing to the Chairman of the Audit Committee with recommendations, if any. The Secretary shall send a copy of each submission with respect to Concerns that specifically allege participation in wrongdoing by the CEO both to the Chairman of the Audit Committee and to the CEO.

4. At each of its meetings, including any special meeting called by the Chair of the Audit Committee following the receipt of any information pursuant to this Annex, the Audit Committee shall review and consider any such complaints or concerns that it has received and take any action that it deems appropriate in order to respond thereto.

5. The Audit Committee shall retain any such complaints or concerns for a period of no less than 7 years.

6. This Annex A shall appear on the Corporation's website as part of this Charter.

                       ANNUAL MEETING OF STOCKHOLDERS OF

                                    PDI, INC.
                                  July 15, 2003

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

----------------Please detach and mail in the envelope provided.----------------

--------------------------------------------------------------------------------
   The Board of Directors recommends a vote FOR the election of each Director
                          Nominee and FOR proposal 2.

                  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|
--------------------------------------------------------------------------------

1.    Election of three Class II Directors:

                                     NOMINEES:
|_|   FOR ALL NOMINEES               (  ) Charles T. Saldarini
                                     (  ) John M. Pietruski
|_|   WITHHOLD AUTHORITY             (  ) Frank J. Ryan
      FOR ALL NOMINEES

|_|   FOR ALL EXCEPT
      (See instructions
      below)

INSTRUCTION:    To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each
                nominee you wish to withhold, as shown here:
--------------------------------------------------------------------------------








--------------------------------------------------------------------------------
To change the address on your account, please check the box at right
and indicate your new address in the address space above. Please note     |_|
that changes to the registered name(s) on the account may not be submitted via this method.
--------------------------------------------------------------------------------

                                                       FOR     AGAINST   ABSTAIN
2.    Ratification of PricewaterhouseCoopers LLP as    |_|       |_|       |_|
      independent auditors for fiscal 2003

                        ________________________________       _________________
Signature of Stockholder                                 Date:
                        ________________________________       _________________

                        ________________________________       _________________
Signature of Stockholder                                 Date:
                        ________________________________       _________________

    Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                                    PDI, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  July 15, 2003

The undersigned stockholder of PDI, Inc. (the "Company") hereby appoints John P. Dugan and Charles T. Saldarini and each of them acting singly, with power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned, as designated, all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on July 15, 2003, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that properly come before the Annual Meeting of Stockholders of the Company, in accordance with and as described in the Notice of Annual Meeting of Stockholders and the Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR all proposals.

            (IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE)

                                                                           14475